UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 8, 2022, Angi Inc. (“Angi” or the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company present in person or by proxy, representing 80,248,615 shares of Angi Class A Common Stock (entitled to one vote per share) and 422,019,247 shares of Angi Class B common stock (entitled to ten votes per share), voted on the proposals set forth below.

1.Proposal 1 - to elect twelve (12) directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board). Each nominee was elected on the basis of the following voting results:

	Number of Votes Cast in Favor	Number of Votes For Which Authority Was Withheld	Broker Non-Votes
Angela R. Hicks Bowman	4,253,692,970	21,568,980	10,492,949
Thomas R. Evans	4,239,942,010	35,319,940	10,492,949
Alesia J. Haas	4,251,523,203	23,738,747	10,492,949
Christopher Halpin	4,258,969,109	16,292,841	10,492,949
Kendall Handler	4,252,795,757	22,466,193	10,492,949
Oisin Hanrahan	4,254,448,309	20,813,641	10,492,949
Sandra Buchanan Hurse	4,275,000,835	261,115	10,492,949
Joseph Levin	4,249,929,154	25,332,796	10,492,949
Jeremy Philips	4,264,796,146	10,465,804	10,492,949
Glenn H. Schiffman	4,252,766,804	22,495,146	10,492,949
Mark Stein	4,252,790,236	22,471,714	10,492,949
Suzy Welch	4,241,793,440	33,468,510	10,492,949

2.Proposal 2 - ratification of the appointment of Ernst & Young LLP as Angi Inc.’s independent registered public accounting firm for the 2022 fiscal year. The proposal was approved on the basis of the following voting results:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstaining	Broker Non-Votes
4,285,590,248	134,622	30,029	0

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2022, the Company announced that Mr. Andrew Russakoff has been appointed to succeed Mr. Jeff Pedersen as the Company’s Chief Financial Officer, effective immediately. Mr. Pedersen has agreed to remain with the Company through July 19, 2022, to assist with a smooth transition.

Andrew Russakoff, age 43, most recently served as Vice President, Financial Planning, of InterActiveCorp (“IAC”) since February 2018. In that capacity, he partnered with the IAC executive team on investor relations and financial analysis for IAC’s portfolio of digital and media subsidiaries. Prior to joining IAC in 2015 as Senior Director, Financial Planning, Mr. Russakoff served as Vice President of Finance and Operations for GameChanger Media, Inc., a venture-capital backed sports technology startup, from 2014 to 2015. There, he provided executive leadership for financial and strategic functions, including financial planning and analysis, corporate development, investor relations, and accounting. He previously served as Vice President of Strategy and Business Development for Pellucid Analytics, a finance-oriented technology company and data platform, with cross-functional responsibility for product, strategy, operations, and business development, from 2012 to 2014. Mr. Russakoff has also served as an investment banker with Credit Suisse. He began his career in finance with NRG Energy. Since 2017, Mr.

Russakoff has served as an advisor to Gatsby, a social promotions and website development startup. Mr. Russakoff holds a Masters of Business Administration degree in Finance from Columbia Business School and a Bachelor of Arts in Engineering degree, with a concentration in computer science, from Harvard University.

Compensatory Arrangements of Chief Financial Officer

In connection with Mr. Russakoff’s appointment, on June 9, 2022, Angi and Mr. Russakoff entered into an employment agreement (the “Employment Agreement”).

Term. The Employment Agreement has a scheduled term of one year from the effective date of the Employment Agreement (June 9, 2022) and provides for automatic renewals for successive one-year terms absent written notice from Angi or Mr. Russakoff at least ninety (90) days prior to the expiration of the then current term. It further provides that Mr. Russakoff’s employment is at-will.

Compensation. The Employment Agreement provides that during the term, Mr. Russakoff will be eligible to receive an annual base salary (currently $400,000), annual discretionary bonuses of a target amount equal to 100% of the annual base salary, equity awards and such other employee benefits as may be reasonably determined by the Executive Compensation Committee of Angi’s Board of Directors from time to time.

The Employment Agreement also provides that Mr. Russakoff will receive: (i) restricted stock units under the Company’s 2017 Stock and Annual Incentive Plan (the “2017 Plan”) with a grant date value of $3,000,000 that vest in three equal installments on the first, second, and third anniversaries of the grant date (June 9, 2022), and (ii) restricted stock units under the 2017 Plan with a grant date value of $1,700,000 that vest on February 15, 2025 (the “Cliff Vest Award”), in each case subject to Mr. Russakoff’s continued employment with Angi.

Severance. Upon a termination of Mr. Russakoff’s employment by Angi without “cause” (as defined in the Employment Agreement, and other than by reason of death or disability), Mr. Russakoff’s resignation for “good reason” (as defined in the Employment Agreement) or the timely delivery of a non-renewal notice by Angi, subject to the execution and non-revocation of a release of claims in favor of Angi and Mr. Russakoff’s compliance with the restrictive covenants set forth below:

(i) Angi will continue to pay Mr. Russakoff his annual base salary for one (1) year following such termination or resignation (the “Severance Period”);

(ii) all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Russakoff that would have otherwise vested during the Severance Period shall vest as of the date of termination, except that the Cliff Vest Award, to the extent unvested, shall also vest as of the date of termination as follows:

Prior to Feb 15, 2023	60%
On or after February 15, 2023, but prior to Feb 15, 2024	80%
On or after February 15, 2024	100%

Restrictive Covenants. Pursuant to the Employment Agreement, Mr. Russakoff is bound by a covenant not to compete with Angi and its businesses during the term of his employment and the Severance Period and by covenants not to solicit Angi’s employees or business partners during the term of his employment and for twelve (12) months after his termination or resignation.

Additional Compensatory Arrangements of Chief Financial Officer

In connection with his departure, Mr. Pedersen is expected to receive separation benefits consistent with his previously filed employment agreement.

Item 7.01 Regulation FD Disclosure.

On June 9, 2022, Angi issued a press release in connection with Mr. Russakoff’s appointment. The full text of the press release appears in Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Andrew Russakoff and Angi Inc., dated June 9, 2022.
99.1	Press release issued by Angi Inc., dated June 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

		By:	/s/ Shannon M. Shaw
		Name:	Shannon M. Shaw
		Title:	Chief Legal Officer
Date:	June 9, 2022